EXHIBIT 10(Z) - MATERIAL CONTRACTS

FIFTH AMENDMENT TO THE
NATIONAL WESTERN LIFE INSURANCE COMPANY
NON-QUALIFIED DEFINED BENEFIT PLAN

      This Fifth Amendment to the National Western Life Insurance Company Non-Qualified Defined Benefit Plan (the "Plan") is hereby adopted by National Western Life Insurance Company (the "Company").

WITNESSETH

      WHEREAS, the Plan was originally established effective January 1, 1991;

      WHEREAS, Section 6.2 of the Plan permits the Board of Directors of the Company to amend the Plan at any time; and

      WHEREAS, the Company desires to amend the Plan to clarify the form in which benefits are payable under the Plan;

      NOW, THEREFORE, the Plan is hereby amended as follows effective as of January 1, 2001:
1.	Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

"5.1 Form of Payment

      A Participant or Beneficiary entitled to payment shall receive his vested Accrued Benefit payable in the form of a single life annuity. Alternatively, a Participant or Beneficiary may elect, in writing and in such form as the Committee may direct, to receive his vested Accrued Benefit in the form of an Actuarially Equivalent annuity under any of the specific annuity forms permitted under Section 7.3 of the Qualified Plan. To be effective, such election must be made at least thirteen (13) months prior to the date the Participant or Beneficiary first becomes entitled to receive a benefit hereunder. If a Participant or Beneficiary does not choose an alternative method of payment, or fails to elect the payment option prior to the beginning of the thirteen (13)-month period described above, payment shall be made in the normal, single life annuity form described above. Any benefit payable hereunder may be paid directly by the Employer (or its delegate) or by any funding vehicle established pursuant to Section 3.1. At the discretion of the Committee or, as applicable, the trustee of any trust established pursuant to Section 3.1, payment of such benefit may be facilitated through purchase of annuity contract; provided that in no event shall any action be taken to cause the Plan to be considered funded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended."

2.	Except as hereinabove amended, the Plan, as previously amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has adopted and executed this Fifth Amendment this _____ day of _________, 2001.

National Western Life Insurance Company

By:
Its:

Approved by the Board of Directors 2/16/01